 Exhibit 5.1

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, FL 33131

April 17, 2025

HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021

Ladies and Gentlemen:

We have acted as counsel to HEICO Corporation., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of an additional 500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and an additional 500,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to be issued pursuant to the HEICO Savings and Investment Plan (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

In connection with the Registration Statement, we have examined, considered and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. With your permission, we have made and relied upon the following assumptions, without any investigations or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (ii) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock and Class A Common Stock as is necessary to provide for the issuance of the shares of Common Stock and Class A Common Stock.

Based upon the foregoing examination, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the shares of Common Stock and Class A Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock or Class A Common Stock of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States and Florida law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the shares of Common Stock and Class A Common Stock will be issued in compliance with all applicable state securities or blue sky laws.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressly so stated.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ AKERMAN LLP